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                                                                     EXHIBIT 4.5





                               AMENDMENT 1 TO THE
                             ADOPTION AGREEMENT FOR
                    CUSTOM BENEFIT SERVICES OF HOUSTON, INC.
                STANDARDIZED 401(k) PROFIT SHARING PLAN AND TRUST


This amendment is made this first day of September, 1999 by Prosperity Bancshares, Inc., a Texas corporation.

         WHEREAS, the Employer maintains the Prosperity Bancshares, Inc. 401(k) Profit Sharing Plan (hereinafter referred to as the "Plan"); and

         WHEREAS, under the terms and provisions of the Plan, the Employer has the right to amend the Plan; and

         WHEREAS, after review and consideration, it has been determined that an amendment to the Plan is in the best interest of the Plan's Participants;

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows effective September 1, 1999:

         The existing Section B6 of the Adoption Agreement for the Custom Benefit Group of Houston, Inc. Regional Prototype Standardized 401(k) Profit Sharing Plan and Trust shall be amended as follows:

         B6       NAME(S) OF TRUSTEE(S)

                  a.       Michael Harris
                           --------------
                  b.
                           --------------
                  c.
                           --------------
                  d.
                           --------------
                  e.
                           --------------


IN WITNESS WHEREOF, this Amendment has been executed the day and year first written above.

PROSPERITY BANCSHARES, INC.

 /s/ David Zalman
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David Zalman

Vice President
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